
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

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
[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            TALLEY INDUSTRIES, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

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

                         [TALLEY INDUSTRIES LETTERHEAD]


                                                                  March 14, 1997

                                   IMPORTANT

Dear Talley Stockholder:

"SCREAM," a group of four individuals led by Saad Alissa, the son of a Saudi Arabian auto dealer, has filed with the SEC its intent to solicit proxies on various proposals at the May 8, 1997 Annual Meeting of Stockholders, including an opposing slate of nominees for the Company's Board of Directors. THE COMPANY URGES YOU NOT TO SUPPORT ALISSA AND HIS GROUP. ALISSA IS NOT WHAT HE
APPEARS -- ASK YOURSELF THE FOLLOWING:

                   WHAT IS THIS MAN UP TO? CAN HE BE TRUSTED?

- Is Alissa's aim to break up the Company and reap special profits for himself? If this were not his real motive, WHY DOES HE WANT TO STRIP AWAY VITAL STOCKHOLDER PROTECTIONS designed to make sure that all shareholders are fairly and equally treated? Why have he and his investment adviser recently formed a company for "acquiring and operating manufacturing companies in the United States and Europe?" DO THEY HAVE PARTS OF TALLEY IN THEIR SIGHTS?

- Is Alissa a long-term investor? If so, then why did his own investment advisor, Bill Danzell, publicly state about him, "HE'S NOT THE INVESTOR TO STAY WITH [A] COMPANY FOR THEM TO . . . GROW THE REVENUE STREAM"?(1)

- WHY has Alissa doubled the amount of Talley stock he controls over the past two years? DOES HE KNOW SOMETHING YOU DON'T?

- WHY has Alissa URGED TALLEY MANAGEMENT TO EFFECT A PARTIAL LIQUIDATION of the Company? This will prevent long-term value through continued investment in the large, growing automotive markets where Talley has developed superior, proprietary technology.

---------------

     (1)The State, Columbia, South Carolina, Business Section, page B9, February 26, 1997.

- Do you really believe Alissa's interests are aligned with yours? If so, why has Alissa aligned himself with TWO FORMER TALLEY MANAGERS WHO WERE LET GO BY THE COMPANY AND A FORMER EXECUTIVE OF TRW, A COMPANY ONLY RECENTLY FOUND LIABLE TO TALLEY FOR DAMAGES IN EXCESS OF $150 MILLION? Why did one of his SCREAM nominees abruptly withdraw from Alissa's group, barely weeks after being enlisted?

- Why does this Saudi Arabian want to take creeping control of your Company with actions that could JEOPARDIZE CRITICAL RELATIONSHIPS THAT MANAGEMENT HAS DEVELOPED IN THE AUTOMOTIVE INDUSTRY AND THE DEPARTMENT OF DEFENSE? WITH CURRENT INSTABILITY IN THE MIDDLE EAST, HOW COMFORTABLE DO YOU BELIEVE AUTOMOTIVE MANUFACTURERS AND THE DEPARTMENT OF DEFENSE WILL BE TO GRANT NEW CONTRACTS TO A COMPANY UNDER SIEGE BY ALISSA CRONIES?

                  MAXIMIZING VALUE FOR ALL TALLEY STOCKHOLDERS

TALLEY MANAGEMENT REPRESENTS YOUR INTERESTS. WE WANT TO MAXIMIZE VALUE FOR ALL TALLEY STOCKHOLDERS. WE WANT ALL TALLEY STOCKHOLDERS, NOT JUST SAAD ALISSA, TO REAP THE BENEFITS OF THE COMPANY'S GROWTH AND PROFIT OPPORTUNITIES. Our definition of MAXIMIZING STOCKHOLDER VALUE is:

- PROTECTING YOUR INVESTMENT FROM OPPORTUNISTS LIKE TRW, WHO WAS FORCED TO PAY THE COMPANY MORE THAN $150 MILLION WHEN IT BREACHED ITS CONTRACT WITH TALLEY;

- REDUCING THE COMPANY'S TOTAL DEBT BY APPROXIMATELY $113 MILLION FROM DECEMBER 31, 1995 TO DECEMBER 31, 1996, OR 50%;

- SHELTERING THE TRW INCOME FROM TAXES AND REFOCUSING THE COMPANY ON CORE GROWTH BUSINESSES THROUGH THE DIVESTITURE OF THE REAL ESTATE BUSINESS;

- DEVELOPING SUPERIOR PROPRIETARY, COMMERCIALLY COMPETITIVE AUTOMOTIVE SAFETY PRODUCTS, WHICH PROMISE TO BEGIN GENERATING SIGNIFICANT REVENUES OVER THE NEXT SEVERAL YEARS.

             TALLEY HAS BEEN A GOOD INVESTMENT FOR ITS STOCKHOLDERS

The accomplishments of Talley management have been reflected in Talley's market value. As you will see in the Company's proxy statement, on a cumulative basis, during the five-year period FROM DECEMBER 31, 1991 TO DECEMBER 31, 1996, TALLEY INDUSTRIES' STOCK PROVIDED A TOTAL RETURN OF 111 PERCENT TO STOCKHOLDERS. THIS COMPARES TO 103 PERCENT FOR THE S&P 500 INDEX AND 81 PERCENT FOR AN INDEX OF DIVERSIFIED COMPANIES. Clearly, TALLEY HAS BEEN A GOOD INVESTMENT FOR ITS STOCKHOLDERS DURING THE LAST FIVE YEARS.

Talley Industries is well-positioned to realize strong future returns from the Company's participation in large and growing businesses. Management's accomplishments during 1996 have made this possible. WE WANT ALL OF TALLEY'S STOCKHOLDERS TO REAP THE BENEFITS. WE HOPE THAT YOU SEE THROUGH THE MANEUVERS OF ALISSA AND RECOGNIZE HIS REAL MOTIVE, WHICH WE BELIEVE IS TO BREAK-UP TALLEY AND BUY THE PIECES AT BARGAIN PRICES. We think this short term speculator is looking to enrich himself at your expense.

Stockholders need not take any action in relation to Alissa and his group's proposals, until we are able to write to you again. Forms of proxy, along with the Company's proxy statement and 1996 annual report will be sent to you in advance of the Annual Meeting. Should you have any questions or require additional copies of these materials, please call our proxy solicitors, Kissel-Blake Inc. at 1-800-554-7733. IN THE MEANTIME, YOUR BOARD URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY ALISSA AND HIS GROUP, SCREAM, AND TO DISCARD ANY PROXY MATERIALS YOU MAY RECEIVE FROM THEM.

SINCERELY,

/s/ WILLIAM H. MALLENDER

WILLIAM H. MALLENDER
CHAIRMAN OF THE BOARD
TALLEY INDUSTRIES, INC.

CERTAIN ADDITIONAL INFORMATION: Talley Industries, Inc. (the "Company") will be soliciting proxies against SCREAM'S proposals and nominees and revocations of any proxies given to SCREAM. Members of the Company's board of directors and certain key officers may be deemed to be participants in the Company's solicitation of proxies and revocations of proxies; their names and beneficial ownership of the Company's voting securities as of March 13, 1997 is set forth below:

                                             NUMBER OF SHARES
        NAME OF BENEFICIAL OWNER                 OF STOCK
-----------------------------------------    ----------------
            William H. Mallender                   433,925
            Jack C. Crim                           293,208
            Daniel R. Mullen                       171,998
            Kenneth May                            145,348
            Mark S. Dickerson                      134,717
            Neil W. Benson                           3,000
            Paul L. Foster                          12,000
            Townsend Hoopes                          3,800
            Fred Israel                              4,000
            Joseph A. Orlando                        3,250
            Alex Stamatakis                          7,250
            John W. Stodder                          5,950
            Donald J. Ulrich, Jr.                    7,300
            David Victor                             5,750
            All Directors and Executive
            Officers                             1,231,496
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